EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 15, 1995, on the consolidated financial statements of Consolidated Graphics, Inc. and subsidiaries included in Consolidated Graphics, Inc.'s Form 10-K for the year ended March 31, 1995, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
June 13, 1996